As filed with the Securities and Exchange Commission on February 20, 1998
                                               Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                  BUTLER NATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)
             Delaware                                          41-0834293
(State or other jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                      1546 E. Spruce Rd.
                      Olathe, KS  66061
     (Address of Principal Executive Offices and zip code)

                  BUTLER NATIONAL CORPORATION
             1993 NONQUALIFIED STOCK OPTION PLAN II
                    (Full Title of the Plan)

                        Clark D. Stewart
                  Butler National Corporation
                       1546 E. Spruce Rd.
                       Olathe, KS  66061
                         (913) 780-9595
(Name, address, including zip code and telephone number of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box.   [X]

                CALCULATION OF REGISTRATION FEE


                                  Proposed        Proposed
Title of                          Maximum         Maximum
Securities        Amount          Offering        Aggregate     Amount of
to be             to be           Price per       Offering      Registration
Registered        Registered      Share(1)        Price(1)      Fee


Common Stock,     $3,500,000      $.84375         $2,953,125    $871.17
$.01 par value


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).

                        INTRODUCTION


     This Registration Statement on Form S-8 is filed by Butler National
Corporation (the "Corporation") relating to 3,500,000 shares of its Common
Stock, par value $.01 per share ("Common Stock") issuable pursuant to the Butler National Corporation 1993 Non-Qualified Stock Option Plan II. The
Plan has been amended to authorize the issuance of the Common Stock pursuant to the Plan. Except as modified hereby, the contents of the Corporation's
Registration Statement of Form S-8 (File No. 33-65890) as filed with the
Securities and Exchange Commission (the "Commission") on July 13, 1993, is incorporated herein by reference.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

          Exhibit No.         Description

          4 (a)               Amendment No. 1 to the Plan

          5 (a)               Opinion of Bryan Cave, LLP

          23(a)               Consent of Bryan Cave, LLP (included in Exh. 5(a))

          23(b)               Consent of Arthur Andersen, LLP


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned,thereunto duly authorized, in the City of Olathe, State of Kansas, on this 16th day of February, 1998.

                              BUTLER NATIONAL CORPORATION

                              By:  /S/Clark D. Stewart
                                   Clark D. Stewart
                                   President and Chief Executive Officer



                       POWER OF ATTORNEY

     The undersigned officers and directors of Butler National Corporation hereby constitute and appoint Clark D. Stewart and Edward J. Matukewicz or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                              Date

/S/Clark D. Stewart     President and Chief Executive      February 16, 1998
Clark D. Stewart        Officer and Director(Principal
                        Executive Officer)


/S/Edward J. Matukewicz Treasurer and Chief Financial      February 16, 1998
Edward J. Matukewicz    Officer (Principal Financial
                        and Accounting Officer)


/S/R. Warren Wagoner    Director                           February 16, 1998
R. Warren Wagoner


/S/William A. Griffith  Director                           February 16, 1998
William A. Griffith


/S/William E. Logan     Director                           February 16, 1998
William E. Logan


/S/David B. Hayden      Director                           February 16, 1998
David B. Hayden



EXHIBIT INDEX


Exhibit
Number

 4(a)     Amendment No. 1 to the Plan

 5(a)     Opinion of Bryan Cave LLP.

23(a)     Consent of Bryan Cave LLP (included in Exhibit 5(a))

23(b)     Consent of Arthur Andersen LLP.




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